Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Barrett Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Barrett Funds for the period ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Barrett Funds for the stated period.

/s/ Peter H. Shriver	/s/ Paula J. Elliott
Peter H. Shriver President, The Barrett Funds	Paula J. Elliott Treasurer, The Barrett Funds
Dated: February 25, 2010	Dated: February 25, 2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Barrett Funds for purposes of Section 18 of the Securities Exchange Act of 1934.